UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 13, 2013

Brekford Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-52719	20-408662
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7020 Dorsey Road, Hanover, Maryland	21076
(Address of principal executive offices)	(Zip Code)

(443) 557-0200
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a) and (b)                      Voting Results.

At the annual meeting of stockholders of Brekford Corp. (the “Company”) held on June 13, 2013, the stockholders voted on:  (i) the election of five director nominees (Proposal 1); (ii) the adoption of a non-binding advisory resolution approving the compensation paid to the Company’s named executive officers (Proposal 2); and (iii) the frequency (every one, two or three years) of future stockholder advisory votes on the compensation of the named executive officers (non-binding advisory vote) (Proposal 3).  These matters were submitted to a vote through the solicitation of proxies.  The results of the votes are set forth below:

Proposal 1 – to elect five individuals to serve as directors of the Company until the 2014 annual meeting of stockholders:

	For	Against	Abstain	Broker Non-Votes
Douglas DeLeaver	22,455,645	16,113	-	-
C.B. Brechin	22,455,645	16,113	-	-
Scott Rutherford	22,455,645	16,113	-	-
Gregg Smith	22,455,645	16,113	-	-
Robert West	22,455,645	16,113	-	-

Proposal 2 – to adopt a non-binding advisory resolution approving the compensation paid to the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
22,456,645	10,113	5,000	-

Proposal 3 – to recommend, by non-binding advisory vote, the frequency (every one, two or three years) of future non-binding advisory votes on the compensation paid to the Company’s named executive officers:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
83,250	22,423,508	5,000	5,000	-

(d)           Frequency of Future Say-on-Pay Votes.

After considering the voting results with respect to Proposal 3 discussed above, the Board of Directors has decided that the stockholder advisory vote to approve the compensation paid to the Company’s named executive officers will be held every two years, commencing with the Company’s 2015 annual meeting of stockholders, and continuing thereafter until such time that the frequency vote is next presented to stockholders or until the Board of Directors determines otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREKFORD CORP.

Dated: June 18, 2013	By:	/s/ C.B. Brechin
C.B. Brechin
Chief Executive Officer and
Chief Financial Officer